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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION OF

                                 VELOCITA CORP.

                  ---------------------------------------------

                    Adopted in accordance with the provisions
                      of Section 242 and 245 of the General
                    Corporation Law of the State of Delaware

                  ---------------------------------------------

                  This corporation was originally incorporated on October 25, 1999 under the name PF.Net Holdings, Limited.

                  FIRST: The name of the Corporation is Velocita Corp. (the "Corporation").

                  SECOND: The registered office of the Corporation is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware, 19801. The name of its registered agent at that address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is 403,250,000 shares consisting of:

                  (1) 400,000,000 shares of common stock, par value $0.01 per share, (the "Common Stock");

                  (2) 3,250,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock")

                  The Board of Directors of the Corporation is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such distinctive designations and such powers, preferences and rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the General Corporation Law of the State of Delaware.

                  FIFTH: The number of Directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-laws of the Corporation. Election of Directors need not be by written ballot.
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                  SIXTH: The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend or repeal the By-laws of the Corporation; PROVIDED, HOWEVER, that the Board of Directors may not repeal or amend any By-law that the stockholders have expressly provided may not be amended or repealed by the Board of Directors. The stockholders shall also have the power to adopt, amend or repeal the By-laws of the Corporation.

                  SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred here on stockholders, directors and officers are subject to this reserved power.

                  EIGHTH: A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of a director of a corporation, then the liability of a Director of Corporation, in addition to the circumstances set forth in the preceding sentence, shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.
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                  IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation of Velocita Corp. on behalf of the Corporation and does verify and affirm, under penalty of perjury that this Amended and Restated Certificate of Incorporation is the act and deed of the Company and that the facts stated herein are true as of this 24th day of May, 2001.

                                                     VELOCITA CORP.


                                                     By: /s/ David L. Taylor
                                                        ------------------------
                                                        Name:   David L. Taylor
                                                        Title:  Chief Financial
                                                                Officer